UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2019

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100

Chandler, Arizona 85286

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 500-3127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company _

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  _

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2019, Saeed Motahari resigned as President and Chief Executive Officer of Insys Therapeutics, Inc. (the “Company”), effective immediately. On April 14, 2019, the Company’s Board of Directors (the “Board”) appointed Andrew G. Long as Chief Executive Officer of the Company, effective immediately. Mr. Long had been serving as Chief Financial Officer of the Company.

In connection with these leadership changes, on April 14, 2019, the Board appointed Andrece Housley as Chief Financial Officer of the Company, effective immediately, succeeding Mr. Long. Ms. Housley had been serving as Corporate Controller of the Company.  Additionally, Dr. Venkat Goskonda has been promoted to Chief Scientific Officer, overseeing the Company’s research and development and manufacturing activities.

On April 15, 2019, the Company issued a press release announcing the leadership changes. A copy of this press release is attached hereto as Exhibit 99.1.

The following biographies describe the business experience of Mr. Long and Ms. Housley:

Mr. Long, age 54, previously served as Chief Financial Officer of the Company since August 2017.  He has more than three decades of experience in the life sciences, bio-pharma, and industrial sectors. Prior to joining the Company, he previously served as senior vice president of Global Finance at Patheon, a pharmaceutical company, from 2015 to 2017, where he worked on a number of initiatives leading up to Patheon’s initial public offering.  Prior to working at Patheon, Mr. Long spent nine years as vice president of Finance for multiple divisions at Thermo Fisher Scientific. He previously spent five years leading the global finance and supply chain functions for the BioScience Division of Cambrex Corporation. Previously, Mr. Long also spent almost a decade building his financial expertise in various roles at Abbott Laboratories.  Mr. Long received his M.B.A. from the Kellogg School of Business at Northwestern University and earned his undergraduate degree in finance from Indiana University.

There are no arrangements or understandings between Mr. Long and any other person pursuant to which he was appointed to serve as Chief Executive Officer of the Company. There are also no family relationships between Mr. Long and any director or executive officer of the Company, and Mr. Long does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Housley, age 51, previously served as Corporate Controller of the Company since January 2018, after initially joining the Company in 2016 as the director of SEC Reporting. Prior to joining the Company, she previously worked as an audit senior manager at Deloitte, from 1999 to 2016, where she served various clients in the healthcare, manufacturing, and retail industries.  Ms. Housley received her undergraduate degree in accounting from California State University, Fresno.

There are no arrangements or understandings between Ms. Housley and any other person pursuant to which she was appointed to serve as Chief Financial Officer of the Company. There are also no family relationships between Ms. Housley and any director or executive officer of the Company, and Ms. Housley does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 15, 2019 Announcing Leadership Changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2019	Insys Therapeutics, Inc.

	By:	/s/ Andrece Housley
Andrece Housley
Chief Financial Officer